UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

4700 Von Karman, Suite 110
Newport Beach, California 92660
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 30, 2014, Terra Tech Corp., a Nevada corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) dated July 30, 2014, with Dominion Capital LLC (“Dominion”), amending that certain Securities Purchase Agreement (the “Purchase Agreement”), dated February 5, 2014, by and between the Company and Dominion. The Company received the countersigned Letter Agreement on July 31, 2014. Pursuant to the terms and conditions of the Letter Agreement, the funding obligations of Dominion under the Purchase Agreement were accelerated. On July 31, 2014, Dominion funded, in a single tranche, $2,750,000, to the Company. Such $2,750,000 was the balance of $6,550,000 due to the Company under the Purchase Agreement.

The Company originally made disclosure of the Purchase Agreement, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2014, as amended in an Amendment No. 1 to Form 8-K filed with the Commission on February 14, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Letter Agreement dated July 30, 2014, by and between Terra Tech Corp. and Dominion Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp. (Registrant)

Date: August 5, 2014	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

Exhibit List

Exhibit	Description
10.1	Letter Agreement dated July 30, 2014, by and between Terra Tech Corp. and Dominion Capital LLC.